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                                                                  EXHIBIT 10.63
Loan #6869S4

                                 LOAN AGREEMENT

      BY THIS AGREEMENT made and entered into as of the 25th day of June, 1996, NEXTHEALTH, INC., a Delaware corporation, formerly SIERRA TUCSON COMPANIES, INC., a Delaware corporation, whose address is 16600 North Lago del Oro Parkway, Tucson, Arizona 85739, (hereinafter called "Borrower"), and MORTGAGES LTD., an Arizona corporation and its successors and assigns, whose address is 2833 North Third Street, Phoenix, Arizona 85004 (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1.   RECITALS

         1.1 Borrower has applied to Lender for a loan in the aggregate principal amount of FOUR MILLION DOLLARS ($4,000,000.00) for, among other things, refinancing of the real property located in Pima County, Arizona described in Exhibit "A" (the "Property"), which Property is occupied by Borrower's wholly owned subsidiaries SIERRA TUCSON INC., an Arizona corporation ("SIERRA") and SIERRA HEALTHSTYLES, INC., an Arizona corporation
("HEALTHSTYLES").

         1.2 Borrower may later obtain a commitment (the "Permanent Commitment") from another lender (the "Permanent Lender") to provide permanent financing for the Property.

SECTION 2.   LOAN COMMITMENT

         2.1 Subject to the conditions herein set forth, Lender agrees to loan to or for the benefit of Borrower, in the manner and upon the terms and conditions herein expressed, the sum of $4,000,000.00 (the "Loan").

         2.2 The Loan shall be evidenced by a Promissory Note (the "Note") of Borrower, in form satisfactory to Lender, executed and delivered simultaneously with the execution of this Agreement, payable to Lender upon the terms and conditions contained therein.

         2.3 Borrower shall pay to Lender together with the regular monthly payment, an amount equal to one-twelfth (1/12) of the annual real property taxes and assessments and such amount shall be deposited by Lender (the "Imposition Impound Account") in the name of Mortgages Ltd. Lender shall pay from the Imposition Impound Account the aforesaid real estate taxes and assessments as the same shall become due and payable. In the event there are insufficient funds in the Imposition Impound Account to pay said real estate taxes and assessments as the same shall become due and payable, Borrower shall pay the difference in cash or cashier's check to Lender immediately upon Lender's demand. At such time as the Loan is paid in full, any amounts remaining in any and all of the Imposition Impound Accounts shall be promptly remitted by Lender to Borrower. All such Imposition Impound Accounts and any other impound accounts described


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herein shall be established by Lender with depository institutions acceptable to
Lender in the exercise of its sole and absolute discretion.

         2.4 Six (6) months after the interest accrual date, Borrower may prepay the Note in full or in part at any time without a prepayment penalty. If Borrower pays the Note in full or in part during the six (6) month period next following the interest accrual date, Borrower shall pay in addition to the principal repaid, a prepayment penalty equal to four percent (4%) of the unpaid principal loan amount to Lender.

         2.5 On the date the "Deed of Trust" (defined below) records (the "Loan Closing"), the following amounts will be deposited with Lender:

                  (i) Four (4) months of real estate taxes on the Property in the Imposition Impound Account;

                  (ii) Six (6) months of payments and collection fees ("Payment Impound Account"). Lender shall pay the first six (6) monthly payments from the Payment Impound Account.

The Imposition Impound Account and Payment Impound Account shall be in segregated accounts with interest accruing to Borrower.

         2.6 On or before the day the Deed of Trust records, the remaining net Loan proceeds shall be forwarded to:

                           Fidelity National Title Tucson, Arizona
                           Escrow No. 159062-04
                           Attention:  Kathy Hansen/Peggy Aguirre

to be disbursed pursuant to Lender's written instructions.

SECTION 3.  FEES

         3.1 Lender has earned and Borrower has paid or shall pay to Lender contemporaneously with the recording of the Deed of Trust

                  (i) a non-refundable loan fee in the amount of $140,000.00 ("Mortgage Bankers Discount").

                  (ii) legal/processing fees of Lender in the sum of $10,000.00, and

                  (iii) all closing costs incident to the Loan.

If Lender is prepared to fund the Loan and closing does not occur as a result of Borrower's acts, Borrower shall be obligated to pay to Mortgages Ltd. the balance of the above fees. Provided that


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the Loan closes, Borrower acknowledges and agrees that Lender will pay to
Mortgage Network Inc., an Arizona corporation, a sum equal to one and one-half percent (1.50%) of the Loan amount from the Mortgage Banker's Discount.

         3.2 Prior to or after an "Event of Default" (defined below), circumstances may arise making it necessary for Lender or its agent, to perform loan administration services (as determined in the sole and exclusive discretion of Lender or the authorized agent of Lender), relating to the orderly administration of the Loan or the Property. Borrower shall reimburse Lender and/or its agent for any and all costs and expenses, including a reasonable loan administration fee incurred in connection therewith.

SECTION 4.   SECURITY AND LOAN DOCUMENTS: RELEASES

         4.1 Borrower shall cause the Loan and Borrower's obligations under this Agreement to be secured by the following:

         (a) A Deed of Trust, Security Agreement and Assignment of Rents (the "Deed of Trust") constituting a first and prior lien on the Property and Improvements, subject only to such matters as specifically approved by Lender, executed by Borrower.

         (b) Two UCC-1 Financing Statements. (1 for filing and 1 for recording.)

         (c) An Environmental Certification and Indemnity Agreement to be signed by Borrower and the Guarantors, if any.

         (d) Borrower, SIERRA and HEALTHSTYLES shall sign a separate Security Agreement ("Security Agreement") and SIERRA and HEALTHSTYLES shall execute two UCC-1 Financing Statements (recording-filing).

         (e) Separate Guarantees from SIERRA and HEALTHSTYLES guaranteeing all obligations of Borrower.

         (f) Assignment of Imposition Impound Account and Payment Impound
         Account.

         (g) Such other documents as are reasonably requested by Lender.

         4.2 All of the documents required by Lender to grant and perfect the liens and security interests required by this Section 4 shall be in form satisfactory to Lender and may be referred to herein as the "Security Documents" or "Loan Documents."

         4.3 All funds held by Lender in any Imposition Impound Account or Payment Impound Account for the benefit of the Borrower are hereby assigned to Lender as additional security for the Loan and all other indebtedness of Borrower arising hereunder.


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SECTION 5.  CONDITIONS PRECEDENT FOR CLOSING

         The obligation of Lender to make the Loan is subject to the following express conditions precedent, all of which shall have been satisfied prior to or contemporaneously with the recording of the Deed of Trust:

         5.1 Borrower shall have executed (or obtained the execution or issuing of) and delivered to Lender the following documents, all in form satisfactory to
Lender:

         (a) The Note;

         (b) The Security Documents:

         (c) Any and all other Loan documents requested by Lender in connection with the Loan.

         (d) All requirements of any commitment, if any, are satisfied.

         5.2 Lender shall have received the monetary amounts required in Sections 2, 3 and 5 hereof, if any, and if paid or deposited by Borrower, by cashier's check or certified funds.

         5.3 Lender shall have received all other items required of Borrower herein and not included above or as required by Lender.

         5.4 Borrower, at its expense, shall have obtained and delivered to Lender the following items, all of which shall be in form and content satisfactory to Lender and shall be subject to approval in writing by Lender:

                  (a) An ALTA extended coverage mortgagee's title insurance policy, with such endorsements as Lender may reasonably require, issued by a title insurance company satisfactory to Lender in the amount of the Loan insuring the lien of the Deed of Trust to be a first and prior lien upon the Real Property and Improvements.

                  (b) Evidence that the Real Property is properly zoned for the Improvements and their intended use and that such zoning is final and not subject to change.

                  (c) Insurance protecting the Borrower and Lender against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, or a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death and property damage) and a blanket excess liability policy in an amount of not less than $5,000,000 protecting the Borrower and Lender against any loss or liability or damage for personal


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                  injury, including bodily injury or death, or property damage
                  (including, but not limited to, construction operations coverage if any construction of new improvements occurs following the recordation of the Deed of Trust). Lender shall be an additional insured under the public liability insurance and such policy may not be canceled without a thirty (30) day notice to Lender.

                  (d) Original policies of fire and extended coverage insurance on the Improvements issued by insurance companies approved by Lender in an amount not less than the full insurable value on a replacement-cost basis of the insured Improvements and furniture, fixtures and equipment with standard, without contribution, mortgagee's loss payable endorsements in favor of Lender, if applicable. Lender shall be an additional insured under the casualty insurance and such policy may not be canceled without a thirty (30) day notice to Lender.

                  (e) Evidence whether the Real Property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development and, if so designated, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the Loan in the amount of the full insurable value of the Improvements, naming Lender as an additional loss payee.

                  (f) Copies of all lease agreements affecting the Real Property and Improvements, if any.

                  (g) Evidence that the real property taxes and assessments levied against or affecting the Real Property have been paid current through 1995 together with a Type C tax service contract for the Real Property for the term of the Loan.

         5.5 All representations and warranties by Borrower shall remain true and correct and all agreements that Borrower is to have performed or complied with by the date hereof shall have been performed or complied with.

         5.6 No Event of Default exists and no event or condition exists that after notice or lapse of time, or both, would constitute an Event of Default.

SECTION 6.   REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender as follows:

         6.1 The recitals and statements of intent appearing in this Agreement are true and correct.


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         6.2 Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted.

         6.3 Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of law or regulation applicable to Borrower. This Agreement, the Note and each Security Document are valid and binding legal obligations of Borrower and each is enforceable in accordance with its terms.

         6.4 The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

         6.5 The execution, delivery and performance by Borrower of this Agreement, the Note, the Security Documents and all other documents and instruments relating to the Loan will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.

         6.6 Borrower has obtained and there remain in full force and effect all licenses, permits, consents, approvals and authorizations necessary or appropriate for the construction of the Improvements and all licenses, permits, consents, approvals and authorizations necessary or appropriate for the management and operation of the Improvements for their intended purpose that are obtainable as of the date hereof.

         6.7 No actions, suits or proceedings are pending or threatened against Borrower that might materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower provided however, Sundt, Corp. which has a recorded Mechanics Lien may commence an action.

         6.8 To the best of Borrower's knowledge and belief, all financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Borrower are and shall be true, complete and correct as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of Borrower since the latest financial statements of Borrower given to Lender.

         6.9 Borrower has filed all federal, state and local tax returns and has paid all or will pay with the Loan proceeds its current obligations, including all federal, state and local taxes and all other payments required under federal, state or local law.

         6.10 All information furnished to Lender by Borrower or Borrower's agents is true, complete and correct and no information was withheld or omitted by Borrower or Borrower's agents which, if made known to Lender would have caused Lender to not make the Loan.


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         6.11 That the improvements on the Property, if any, are completed with all plumbing, electrical, mechanical, appliances and HVAC in good repair and operating condition and are ready for immediate rental and occupancy under applicable law.

All representations and warranties made herein shall survive the execution of this Agreement and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

SECTION 7.   AFFIRMATIVE COVENANTS

         So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

         7.1 Borrower shall promptly pay for all labor, materials, equipment and fixtures used in connection with the construction of any Improvements and all other costs relating to any Improvements except that Borrower may contest in good faith the validity or amount thereof provided that Borrower shall have furnished to Lender a cash deposit or other appropriate security in an amount and form satisfactory to Lender to protect Lender against the creation of any lien on, or any sale or forfeiture of, any property encumbered by the Security Documents. Upon the final determination of Borrower's contest, Borrower shall promptly pay all sums, if any, determined to be due. Any deposit or security provided by Borrower shall be returned to Borrower upon the final determination of Borrower's contest and the payment by Borrower of the sums, if any, determined to be due.

         7.2 Borrower warrants that no labor or material has been or will be furnished for construction of any Improvements until the Deed of Trust has been recorded and the title company has committed to issue the title insurance policy required by Section 5 hereof.

         7.3 Borrower agrees that no materials, equipment, fixtures or any other part of the Improvements, or articles of personal property placed in the Improvements, shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation into the Improvements, except for any purchase money lien or security interest or any lessor's interest in any of the personal property.

         7.4 Borrower shall maintain in full force and effect all rights and licenses necessary to carry on its business, and all permits, licenses, consents and approvals necessary for the maintenance and operation of the Improvements. Borrower shall maintain its present existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.


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         7.5 Borrower shall maintain in full force and effect at all times all insurance coverages required to be provided as a condition of any Advance.

         7.6 Borrower shall pay all bills in a timely manner, keep books and records in accordance with generally accepted accounting principles, consistently applied, and shall deliver to Lender such financial and profit and loss statements (in form satisfactory to Lender) as Lender may request from time to time and will permit a representative on behalf of Lender to examine and audit the books of its business at a mutually agreeable time. Borrower shall immediately inform Lender of any litigation involving Borrower, the adverse determination of which might prejudice repayment of the Loan.

         7.7 Borrower shall make all payments of interest and principal on the Loan and shall keep and comply with all covenants, terms and provisions of the Security Documents.

         7.8 Borrower shall execute and deliver to Lender such other instruments and documents and do such other acts as Lender may reasonably require in connection with this Loan.

SECTION 8.   NEGATIVE COVENANTS

         So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged, Borrower shall not, without receiving the prior written consent of Lender:

         8.1 Dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other person, firm or corporation.

         8.2 Except for judgment liens subordinate to the lien of the Deed of Trust, assign, transfer or convey any of its right, title and interest in any property whether real or personal encumbered by the Security Documents; create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any property encumbered by the Security Documents; or create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any other property or assets which it now owns or hereafter acquires except in consideration of the contemporaneous receipt by it of benefits equal or greater in value to the lien created.

         8.3 Change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to generally accepted accounting principles applied on a consistent basis.

SECTION 9.   INSPECTION BY LENDER.

         9.1 Lender shall have the right, but not the obligation, to enter at any reasonable times upon reasonable notice upon the Real Property and Improvements to determine if Borrower is maintaining and operating the Real Property in conformity with the Security Documents and all


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other requirements hereof and to examine and make copies and extracts of any books, records, accounting data and other documents, including without limitation all permits, licenses, consents and approvals of governmental authorities having jurisdiction over Borrower.

         9.2 Lender shall have no duty to inspect any improvements or to inspect any books and records; any inspection by Lender shall be for the sole purpose of protecting Lender's security and preserving Lender's rights hereunder.

SECTION 10.  WAIVER

         10.1 Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower consents to and waives notice of: (i) the granting of indulgences or extensions of time of payment, (ii) the taking or releasing of security, and (iii) the addition or release of persons who may be or become primarily or secondarily liable for the Loan or any other indebtedness arising in connection with the Loan, or any part thereof, and all in such manner and at such time as Lender may deem advisable.

         10.2 No delay or omission by Lender in exercising any right, power or remedy hereunder, and no indulgence given to Borrower, with respect to any condition set forth herein, shall impair any right, power or remedy of Lender under this Agreement, or be construed as a waiver by Lender of, or acquiescence in, any Event of Default. Likewise, no such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms or provisions of this Agreement. Any actual waiver by Lender of any Event of Default shall not be a waiver of any other prior or subsequent Event of Default or of the same Event of Default after notice to Borrower demanding strict performance.

SECTION 11.  DEFAULT

         11.1 The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement:

         (a) Any failure to pay any principal or interest under the Note as and when the same shall become due and payable or the failure to pay any other sum due under the Note, this Agreement or any Security Document as and when the same shall become due and payable and any applicable cure period has expired;

         (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement, the Note, any Security Document or any other document or instrument executed or delivered in connection with the Loan other than monetary amounts and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days after written notice thereof to Borrower.


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         (c) Any warranty, representation or statement contained in this
         Agreement, in the Note or in any Security Document or any other document or instrument executed or delivered in connection with the Loan, or made or furnished to Lender by or on behalf of Borrower, that shall be or shall prove to have been materially false when made or furnished;

         (d) The filing by Borrower, any endorser of the Note, or any guarantor of the Loan (or against Borrower or such endorser or guarantor to which Borrower or such endorser or guarantor acquiesces or which is not dismissed within sixty (60) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Borrower or such endorser or guarantor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower or such endorser or guarantor;

         (e) The insolvency of Borrower, any endorser of the Note or of any guarantor of the Loan; or the execution by Borrower or such guarantor or endorser of an assignment for the benefit of creditors; or the convening by Borrower or any guarantor or endorser of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Borrower or of any such guarantor or endorser to pay its debts as they mature; or if Borrower or such guarantor or endorser is generally not paying its debts as they mature;

         (f) The admission in writing by Borrower, any endorser of the Note or any guarantor of the Loan that it is unable to pay its debts as they mature or that it is generally not paying its debts in a timely manner;

         (g) The liquidation, termination or dissolution of Borrower or any such endorser or guarantor of the Loan, if a corporation, partnership or joint venture if Lender is not reasonably reassured of timely payment and performance hereunder and under the Note and all Loan Documents;

         (h) Any attachment, garnishment, levy or execution upon, or judicial seizure of, any portion of any collateral or security for the Loan which may impair the first lien position of Lender;

         (i) The occurrence of any event of default under the Note, any of the Security Documents or any other document or instrument executed or delivered in connection with the Loan; and

         (j) The occurrence of any event of default under any document or instrument given by Borrower in connection with any other indebtedness of Borrower to Lender.


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         11.2 Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default is continuing, Lender may do one or more of the following:

         (a) Declare the entire Loan and all other indebtedness of Borrower hereunder immediately due and payable, without notice or demand;

         (b) Proceed to protect and enforce its rights and remedies under this Agreement, the Note, and all Security Documents;

         (c) Apply any funds remaining in any Imposition Impound Account or Payment Impound Account to the Loan in any manner determined by Lender; and

         (d) Avail itself of any other relief to which Lender may be legally or equitably entitled.

         11.3 Borrower shall pay all costs and expenses, including without limitation costs of title searches and title policy commitments, court costs and reasonable attorneys' fees, incurred in enforcing payment and performance of the Loan and the other indebtedness and obligation of Borrower hereunder or in exercising the rights and remedies of Lender hereunder. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Lender and shall be secured by the Security Documents.

SECTION 12.  ACTION UPON AGREEMENT

         12.1 This Agreement is made for the sole protection and benefit of the parties hereto and no other person or organization shall have any right of action hereon.

         12.2 This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

         12.3 No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by either party hereto, and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

         12.4 Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.


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SECTION 13.  GENERAL

         13.1 This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, remains outstanding.

         13.2 All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys' fees, shall be secured by the Security Documents, shall bear interest at the highest rate payable on the Loan until paid, and shall be due and payable by Borrower to Lender immediately without demand.

         13.3 Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorneys' fees and expenses, arising out of any matter relating, directly or indirectly, to the Loan, to the ownership, development, construction, or sale of the improvements, whether resulting from internal disputes of the Borrower, disputes between the Borrower and any guarantor, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement, the Security Documents, or any property encumbered thereby, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of Lender. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Loan and all Advances but shall also survive the repayment of the Loan and the performance of all the Borrower's other obligations hereunder.

         13.4 If Borrower consists of more than one person or entity their liability shall be joint and several. This Agreement shall apply to the parties hereto according to the context hereof and without regard to the number or gender of words or expressions used herein.

         13.5   Time is expressly made of the essence of this Agreement.

         13.6 All notices required or permitted to be given hereunder shall be in writing, and shall be delivered and become effective as provided in the Deed of Trust.

         13.7 Borrower shall pay all costs and expenses arising from the preparation of this Agreement and the closing of the Loan, including but not limited to title insurance premiums, other title company charges, recording fees, Lender's attorneys' fees, any intangible or recording taxes and any other charges that may be imposed on Lender as a result of this transaction.

         13.8 Lender acknowledges that as to all undeveloped Property described in Exhibit "A", Borrower may propose a development or business plan consistent with current uses on the developed Property described in Exhibit "A". Any such development or business plan requires the


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prior written approval of Lender which consent shall not be unreasonably withheld. If Lender consents to a development or business plan, Lender will give all consents required of any regulatory body having jurisdiction over such development or business plan, provided such consents will not subordinate the lien of Lender to any development or business plan.

         13.9 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

         13.10 This Agreement shall, except as herein otherwise provided, be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         13.11 The headings or captions of sections in this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such sections.

         13.12 Lender, at any time, shall have the right to sell participation interests in the Loan and in any documents and instruments executed in connection herewith. Lender is authorized to furnish to any participant or prospective participant any information or document that Lender may have or obtain regarding the Loan, Borrower or any guarantor of the Loan.

         IN WITNESS WHEREOF, these presents have been executed as of the day and year set forth above.

"BORROWER"                                           "LENDER"

NEXTHEALTH, INC.,                                    MORTGAGES LTD., an Arizona
a Delaware corporation, formerly                     corporation
SIERRA TUCSON COMPANIES, INC.,
a Delaware corporation

By:      _________________________                By:_________________________
         WAYNE M. MORRISON                             JAMES J. CORDELLO
Its:     Vice President/Chief Financial Officer   Its: Vice President



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